Exhibit 99.1

Ra Medical Systems Reports First Quarter 2022 Financial Results

Conference call begins at 4:30 p.m. Eastern time today

CARLSBAD, Calif. (May 16, 2022) – Ra Medical Systems, Inc. (NYSE American: RMED) (“Ra Medical” or “the Company”), a medical device company focusing on developing its excimer laser system to treat vascular disease, reports financial results for the three months ended March 31, 2022 and provides a business update.

Recent Operational Highlights

Business and operational highlights from the first quarter of 2022 and recent weeks include the following:

•

Increased enrollment to 107 subjects and opened one new clinical site in the Company’s pivotal clinical trial to obtain an atherectomy indication from the U.S. Food and Drug Administration (FDA) for its DABRA excimer laser system

•	Completed an underwritten public offering of common stock and warrants for net proceeds of approximately $9.7 million
•

Filed a 510(k) application with the FDA for a next-generation DABRA catheter with a braided overjacket and a six-month shelf life, with an intended use for ablating a channel in occlusive peripheral vascular disease

•	Constructed two working catheter prototypes designed to conduct intravascular lithotripsy with the Company’s laser technology
•

Granted a U.S. patent for a support catheter used with a small flexible liquid core catheter for laser ablation of arterial plaque blockages, and a U.S. patent for a liquid-filled laser ablation catheter with an increased ablation surface area at the distal tip, bringing to 11 the number of U.S. patents issued to the Company

•	Engaged an investment bank as part of the Company’s review of strategic alternatives

“I’m encouraged by recent progress in our pivotal atherectomy clinical trial with 107 of the planned 125 subjects now enrolled, including 9 since our last update in late March,” said Will McGuire, Ra Medical Systems CEO. “In addition, we continue to work with the FDA to support their review of the 510(k) application we submitted in February for our next-generation DABRA 2.0 catheter. Finally, given the current economic environment, management and our board of directors are conducting a review of strategic alternatives, and we have engaged an investment bank as a part of this process with the goal of maximizing shareholder value. I look forward to providing further details about this process when appropriate.”

First Quarter Financial Highlights

Revenues for the first quarter of 2022 consisted of product sales of $9,000, compared with product sales of $4,000 for the first quarter of 2021.

Total cost of revenues for the first quarter of 2022 was $0.1 million, compared with $0.4 million for the first quarter of 2021.

Selling, general and administrative expenses for the first quarter of 2022 were $2.3 million, which included $0.1 million in stock-based compensation, compared with $3.7 million for the first quarter of 2021, which included $0.9 million in stock-based compensation. Research and development expenses for the first quarter of 2022 were $3.1 million, which included $49,000 in stock-based compensation, compared with $2.8 million for the first quarter of 2021, which included $0.1 million in stock-based compensation.

The loss from continuing operations for the first quarter of 2022 was $5.5 million, or $0.27 per share on 20.0 million weighted-average shares outstanding.  This compared with a loss from continuing operations for the first quarter of 2021 of $6.9 million, or $2.36 per share on 2.9 million weighted-average shares outstanding. Loss from discontinued operations was $0.4 million for the first quarter of 2021.

Adjusted EBITDA for the first quarter of 2022 was negative $5.1 million, compared with negative $6.0 million for the first quarter of 2021. Adjusted EBITDA is a non-GAAP measure presented as loss from continuing operations before depreciation and amortization expense, interest income, interest expense, income tax expense, stock-based compensation and gain and loss on sales and disposals of property and equipment. For additional information regarding the non-GAAP financial measures discussed in this news release, please see "Non-GAAP Reconciliations" below.

Ra Medical reported cash and cash equivalents of $17.7 million as of March 31, 2022. In February 2022, the Company raised net proceeds of $9.7 million from a public offering after deducting offering costs paid and payable as of March 31, 2022.

Conference Call and Webcast

Ra Medical will hold a conference call to discuss this announcement and answer questions at 4:30 p.m. Eastern time today. Participants can pre-register for the conference call here. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

Interested parties may also participate on the conference call by dialing 866-777-2509 for domestic callers and 412-317-5413 for international callers, and requesting the Ra Medical Systems call. A live webcast of the call will be available on the Investor Relations section of www.ramed.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-344-7529 for domestic callers, 855-669-9658 for Canadian callers or 412-317-0088 for international callers. Please use the passcode 6866135. A webcast replay will be available on the Investor Relations section of www.ramed.com for 30 days, beginning approximately two hours after the completion of the call.

Non-GAAP Financial Measures

Ra Medical has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended March 31, 2022 and 2021. EBITDA and Adjusted EBITDA are performance measures that provide supplemental information management believes is useful to analysts and investors to evaluate Ra Medical’s ongoing results of operations, when considered alongside other GAAP measures. These measures are intended to aid investors in better understanding Ra Medical’s current financial performance and prospects for the future as seen through management. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Management believes that these non-GAAP financial measures facilitate comparisons with Ra Medical’s historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Ra Medical encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP operating results are presented in the accompanying tables of this news release.

Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. Ra Medical defines EBITDA as our GAAP loss from continuing operations as adjusted to exclude depreciation and amortization, interest income, interest expense and income tax expense. Ra Medical defines Adjusted EBITDA as EBITDA adjusted to exclude stock-based compensation, and gain and loss on sales and disposals of property and equipment.

About Ra Medical Systems

Ra Medical Systems manufactures the DABRA excimer laser and catheters for the treatment of vascular diseases. DABRA has been cleared by the FDA for crossing chronic total occlusions in patients with symptomatic infrainguinal lower extremity vascular disease and has an intended use for ablating a channel in occlusive peripheral vascular disease. In addition, DABRA has been granted CE mark clearance for the endovascular treatment of infrainguinal arteries via atherectomy and for crossing total occlusions. DABRA breaks down plaque to proteins, lipids and other chemical compounds, eliminating blockages by essentially dissolving them without generating potentially harmful particulates. DABRA excimer lasers and catheters are manufactured in a 32,000 square-foot facility located in Carlsbad, CA. The vertically integrated facility is ISO 13485 certified and is licensed by the State of California to manufacture sterile, single-use catheters in clean room environments.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Ra Medical’s business strategy, the potential of the DABRA system for new applications of use, the market opportunity and growth of current and potential markets and its ability to continue to manage expenses and cash burn rate at sustainable levels. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, challenges inherent in developing, manufacturing, launching, marketing, obtaining regulatory approvals, and selling new products or new applications or indications of use; risks associated with acceptance of DABRA devices for current and potential applications of use and procedures performed using such devices by physicians, payors, and other third parties; development and acceptance of new products, product enhancements or applications of use; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; the results from our clinical trials, which may not support intended indications or may require Ra Medical to conduct additional clinical trials or modify ongoing clinical trials; challenges related to commencement, patient enrollment, completion, an analysis of clinical trials; Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; adverse outcome of regulatory inspections; impacts from public health crises, such as the Covid-19 pandemic, geopolitical conflicts, such as Russia’s invasion of Ukraine and related sanctions against Russia and Belarus, or natural disasters; challenges in evaluating and reviewing any strategic alternatives as well as our ability to commence or consummate any such strategic transaction; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and in its other filings with the Securities and Exchange Commission. Additional information is also set forth in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 24, 2022. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Andrew Jackson

Chief Financial Officer, Ra Medical Systems

760-496-9540
ajackson@ramed.com

Investors:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

Ra Medical Systems, Inc.

Condensed Balance Sheets

(Unaudited)

(in thousands)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$17,652	$15,045
Accounts receivable, net	26	21
Inventories	1,059	986
Prepaid expenses and other current assets	1,277	1,037
Total current assets	20,014	17,089
Property and equipment, net	1,658	1,809
Operating lease right-of-use assets	2,039	2,110
Other long-term assets	36	36
TOTAL ASSETS	$23,747	$21,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,171	$988
Accrued expenses	2,273	4,119
Current portion of operating lease liabilities	291	283
Total current liabilities	3,735	5,390
Operating lease liabilities	1,904	1,981
Total liabilities	5,639	7,371
Total stockholders’ equity	18,108	13,673
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,747	$21,044

Ra Medical Systems, Inc.

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenues
Product sales	$9	$4
Cost of revenues
Product sales	31	264
Service and other	64	183
Total cost of revenues	95	447
Gross loss	(86)	(443)
Operating expenses
Selling, general and administrative	2,302	3,677
Research and development	3,115	2,750
Total operating expenses	5,417	6,427
Operating loss	(5,503)	(6,870)
Other income (expense), net	8	(7)
Loss from continuing operations before income taxes	(5,495)	(6,877)
Income taxes	—	—
Loss from continuing operations	(5,495)	(6,877)
Discontinued operations
Loss from discontinued operations before income taxes	—	(359)
Income taxes	—	—
Loss from discontinued operations	—	(359)
Net loss	$(5,495)	$(7,236)

Net loss per share, basic and diluted
Continuing operations	$(0.27)	$(2.36)
Discontinued operations	—	(0.12)
Total net loss per share, basic and diluted	$(0.27)	$(2.48)

Weighted average number of shares used in computing net loss per share, basic and diluted	20,037	2,917

Ra Medical Systems, Inc.

Non-GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Statements of Operations Data:
Loss from continuing operations	$(5,495)	$(6,877)
Depreciation and amortization	186	334
Interest income	(1)	(1)
Interest expense	—	8
EBITDA	(5,310)	(6,536)
Stock-based compensation	162	1,072
Loss (gain) on sales and disposals of property and equipment	36	(501)
Adjusted EBITDA	$(5,112)	$(5,965)